                                 TXU GAS COMPANY

                              OFFICER'S CERTIFICATE

            Laura Conn, the Treasurer of TXU Gas Company formerly ENSERCH Corporation (the "Company"), pursuant to the authority granted in the Board Resolutions of the Company dated August 2, 1999, and Sections 102, 201 and 301 of the Indenture defined herein, does hereby certify to The Bank of New York (the "Trustee"), as Trustee under the Indenture of the Company (For Unsecured Debt Securities) dated as of January 1, 1998, as supplemented (the "Indenture") that:

1. The Securities of the third series to be issued under the Indenture shall be designated "Putable Asset Term Securities, Putable/Callable October 15, 2002" (the "PATS"). All capitalized terms used in this certificate which are not defined herein shall have the meanings set forth in Exhibit A hereto; all capitalized terms used in this certificate which are not defined herein or in Exhibit A hereto shall have the meanings set forth in the Indenture.

2. The PATS shall mature and the principal thereof shall be due and payable, together with all accrued and unpaid interest thereon, on October 15, 2012, provided, however, that this scheduled maturity date shall be extended, if the Company exercises its Floating Period Option, to a date not later October 15, 2013.

3. The PATS shall have such terms and provisions as are provided in the form thereof set forth in Exhibit A hereto and shall be issued in substantially such form.

4.          The PATS shall bear interest as provided in Exhibit A.

            The amount of interest payable on the PATS will be computed on the basis of a 360-day year consisting of twelve 30-day months, except that the interest accruing during the Floating Rate Period, if any, will be computed on the basis of the actual number of days in such period over a 360-day year.

5. The principal and each installment of interest on the PATS shall be payable at the office or agency of the Company in The City of New York; provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto or by wire transfer to an account designated by the person entitled thereto; and provided further that so long as the PATS are registered in the name of The Depository Trust Company ("DTC"), or its nominee as discussed below, all payments of principal and interest in respect of the PATS will be made in immediately available funds. Notices and demands to or upon the Company in respect of the PATS may be served at the office or agency of the Company in The City of New York. The Corporate Trust Office of the Trustee will initially be the agency of the Company for such payment and service of notices and demands and the Company hereby appoints The Bank of New York as its agent for all such purposes; provided, however, that the Company reserves the right to change, by one or more Officer's Certificates, any such office or agency and such agent. The registration and registration of transfers and exchanges in respect of the PATS may be effected at the offices of TXU Business Services Company in Dallas, Texas. TXU Business Services Company will initially be the Security Registrar and the Trustee will initially be the Paying Agent for the PATS.

6. The Trustee, the Security Registrar and the Company will have no responsibility under the Indenture for transfers of beneficial interests in the PATS, for any depository records of beneficial interests or for any transactions between the depository and beneficial owners.

7. In certain circumstances described in the form of the PATS set forth in Exhibit A hereto, the Trustee will be required, for and on behalf of the Holders of the PATS, to exercise the Put Option.

8. Initially the PATS will be issued in global form registered in the name of Cede & Co. (as nominee for DTC, the initial securities depositary for the PATS), and may bear such legends as DTC may reasonably request. So long as the PATS are held solely in global form, the Regular Record Date shall be the Business Day immediately preceding the relevant Interest Payment Date; if the PATS are registered in the names of additional Holders, the Company shall have the right to select a Regular Record Date for such PATS, which shall be at least one Business Day but not more than 15 Business Days prior to the relevant Interest Payment Date. So long as the PATS are Outstanding in global form registered in the name of DTC or its nominee, all payments of principal and interest will be made by the Company in immediately available funds. In case the Company shall be required to repurchase the PATS held by DTC or its nominee, payment will be made by the Company by book entry through DTC by 2:00 p.m. New York City time on the applicable Coupon Reset Date against delivery through DTC of such PATS.

9. No service charge shall be made for the registration of transfer or exchange of the PATS; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer.

10. If the Company shall make any deposit of money and/or Eligible Obligations with respect to any PATS, or any portion of the principal amount thereof, as contemplated by Section 701 of the Indenture, the Company shall not deliver an Officer's Certificate described in clause (z) in the first paragraph of said Section 701 unless the Company shall also deliver to the Trustee, together with such Officer's Certificate, either:

                        (A) an instrument wherein the Company, notwithstanding
            the satisfaction and discharge of its indebtedness in respect of the PATS, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of Section 701), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such PATS or portions thereof, all in accordance with and subject to the provisions of said Section 701; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof; or

                        (B) an Opinion of Counsel to the effect that, as a
            result of a change in law occurring after the date of this certificate, the Holders of such PATS, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company's indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.

11. The undersigned has read all of the covenants and conditions contained in the Indenture relating to the issuance of the PATS, and the definitions in the Indenture relating thereto, and compliance in respect of which this certificate is made.

12. The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein.

13. In the opinion of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenants and conditions have been complied with.

14. Such conditions and covenants and conditions precedent, if any provided for in the Indenture (including any covenants compliance with which constitutes a condition precedent), relating to the authentication and delivery of the PATS as requested in the accompanying Company Order 3-D-3 have been complied with.

            IN WITNESS WHEREOF, I have executed this Officer's Certificate this 17th day of October, 2000.


                                                     /s/ Laura Conn
                                               ------------------------------
                                                       Laura Conn
                                                       Treasurer

                                                                       EXHIBIT A


                               [depository legend]

            [Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

                  [FORM OF FACE OF PUTABLE ASSET TERM SECURITY]


CUSIP No. 873170 AA 2

                                 TXU GAS COMPANY

                          PUTABLE ASSET TERM SECURITIES

                        PUTABLE/CALLABLE OCTOBER 15, 2002

Scheduled Maturity Date: October 15, 2012 (subject to extension no later than
  October 15, 2013, as provided herein)
Initial Interest Rate:  7 5/8
Initial Coupon Reset Date: October 15, 2002
Initial Interest Payment Dates: April 15 and October 15


                  TXU GAS COMPANY, a corporation duly organized and existing under the laws of the State of Texas (herein referred to as the "Company", which term includes any successor Person under the Indenture), for value received, hereby promises to pay to or registered assigns, the principal sum of ____________________ Dollars ($_____) on the Scheduled Maturity Date, which shall be extended if the Company exercises its Floating Period Option, and to pay interest on said principal sum semi-annually on each Initial Interest Payment Date commencing April 15, 2001, at the Initial Interest Rate per annum, during the period from and including October 17, 2000 to but excluding the Initial Coupon Reset Date. After the Initial Coupon Reset Date, interest will be payable at the rate determined by the Calculation Agent in accordance with the procedures set forth on the reverse hereof, under the caption "Tender of the Securities of this Series; Remarketing" until the principal hereof is paid or made available for payment. The interest on the Securities of this series accruing from the Initial Coupon Reset Date (if such date is not the Floating Rate Coupon Reset Date) or from the Floating Period Termination Date (if the Initial Coupon Reset Date is the Floating Rate Coupon Reset Date) will be payable semi-annually on each day that is a six-month anniversary of such date (such days, the Floating Rate Interest Payment Dates, and the Initial Interest Payment Dates, to and including the Initial Coupon Reset Date, are sometimes referred to as the "Interest Payment Dates"). The interest accruing during any Floating Rate Reset Period will be payable on the next following Reference Reset Date if such date is a Business Day or on the next following Business Day. Prior to the Initial Coupon Reset Date, interest on the Securities of this series will accrue from October 17, 2000, to the first Initial Interest Payment Date, and thereafter will accrue from the last Initial Interest Payment Date to which interest has been paid or duly provided for. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay), with the same force and effect as if made on the Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the Business Day next preceding the corresponding Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture referred to on the reverse hereof.

                        Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, the State of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided, however, that, at the option of the Company, interest on this Security may be paid by check mailed to the address of the person entitled thereto, as such address shall appear on the Security Register or by wire transfer to an account designated by the person entitled thereto; and provided further, that so long as the Securities of this series are registered in the name of The Depository Trust Company or a nominee thereof, all payments of principal and interest in respect of the Securities of this series will be made in immediately available funds.

                        Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. Any capitalized term which is used herein and not otherwise defined shall have the meaning ascribed to such term on the reverse hereof under the caption "Definitions" or in the Indenture.

                        Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                        TXU GAS COMPANY



                                        By:
                                           ------------------------------------







                          CERTIFICATE OF AUTHENTICATION

Dated:

                        This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                      THE BANK OF NEW YORK, as Trustee



                                      By:
                                         --------------------------------------
                                                  Authorized Signatory

                [FORM OF REVERSE OF PUTABLE ASSET TERM SECURITY]


                        This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture (For Unsecured Debt Securities), dated as of January 1, 1998 (herein, together with any amendments thereto, called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and Officer's Certificate filed with the Trustee on October 17, 2000 creating the series designated on the face hereof, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

                        Any capitalized term used herein and not otherwise defined shall have the meaning ascribed to such term under the caption "Definitions" below or in the Indenture.

                        The Company has assigned to UBS AG, London Branch, as Callholder the right to purchase the Securities of this series from the Holders on October 15, 2002, in whole but not in part (the "Call Option"), in exchange for an amount equal to the Call Price. The Callholder may at any time assign its rights and obligations under the Call Option; PROVIDED that
(i) such rights and obligations are assigned in whole and not in part, and
(ii) such assigning Callholder provides the Company (unless the Company is a participant in the assignment) and the Trustee with written notice of such assignment contemporaneously with such assignment. Upon receipt of notice of assignment, the Trustee shall treat the assignee as the Callholder for all purposes hereunder. A Callholder may assign its rights under the Call Option without notice to, or consent of, the Holders of the Securities of this series.

                        If the Callholder elects to remarket the Securities of this series, except in the limited circumstances described herein, (i) the Securities of this series will be subject to mandatory tender to the Callholder, on the terms and subject to the conditions described herein, and
(ii) on and after any Coupon Reset Date, the Securities of this series will bear interest at the applicable rate determined by the Calculation Agent in accordance with the procedures set forth below.

TENDER OF THE SECURITIES OF THIS SERIES; REMARKETING

                        CALL OPTION

                        On a Business Day not earlier than 20 Business Days prior to the Initial Coupon Reset Date, and not later than 4:00 p.m., New York City time, on the 15th Business Day prior to the Initial Coupon Reset Date, the Callholder will irrevocably notify the Company and the Trustee as to whether it elects to purchase the Securities of this series for remarketing. If the Callholder so elects, the Securities of this series will be subject to mandatory tender, and will be deemed tendered, to the Callholder for purchase and remarketing, and the Callholder will be obligated to purchase and remarket the Securities of this series, on the Initial Coupon Reset Date and, if the Company chooses to exercise its Floating Period Option, on the Floating Period Termination Date, in accordance with the terms and subject to the conditions described herein.

                        On the Fixed Rate Coupon Reset Date, the Securities of this series will be remarketed by the Callholder at a fixed rate of interest equal to the Interest Rate to Maturity. If the Securities of this series are so remarketed, the maturity of the Securities of this series will be automatically extended to the tenth anniversary of the Fixed Rate Coupon Reset Date. If the Company so elects, the Securities of this series will bear interest at the Floating Period Interest Rate until the Floating Period Termination Date, at which time the Securities of this series will be remarketed at a fixed rate of interest equal to the Interest Rate to Maturity unless the Company is required to redeem, the Securities of this series.

                        The call price of the tendered Securities of this series will be equal to 100% of their aggregate principal amount on the Initial Coupon Reset Date, or the Dollar Price on the Floating Period Termination Date. In the event of exercise of the Call Option, then (i) not later than 12:00 noon, New York City time, on the Initial Coupon Reset Date or the Floating Period Termination Date, as the case may be, the Callholder will deliver the call price in immediately available funds to the Trustee for payment of the call price on that Coupon Reset Date and (ii) the Holders of the Securities of this series will be required to deliver the Securities of this series to the Callholder against payment therefor on that Coupon Reset Date through the facilities of DTC.

            If the Callholder elects to exercise the Call Option, the obligation of the Callholder to pay the call price and the corresponding obligation of the Trustee to deliver the Securities of this series to the Callholder pursuant to exercise of the Call Option is subject to automatic termination events described below.

            AUTOMATIC TERMINATION

            The Call Option will automatically and immediately terminate without any further action by the Callholder, Company or Trustee, and the Trustee will exercise the Put Option on behalf of the Holders, upon the occurrence of any one or more of the following events:

                        (i) at any time, an Event of Default with respect to the PATS under Section 801(d) or (e) of the Indenture;

                        (ii) if the Call Notice has been timely given, then after the fourth Business Day prior to a Coupon Reset Date until 12:00 noon, New York City time, on such Coupon Reset Date, a Market Disruption Event shall have occurred and the effect of such event is such as to make it impracticable, in the reasonable judgment of the Callholder set forth in a written notice given to the Company, or undesirable, in the opinion of the Company set forth in a written notice given to the Callholder, to remarket the PATS at a fixed rate or floating rate or to enforce contracts for the sale of the PATS;

                        (iii) after the Call Notice is given, no Dealer shall have provided a timely Bid for the PATS in the manner described under "Determination of Applicable Interest Rate" below; and

                        (iv) at any time, a legal defeasance or covenant defeasance with respect to the PATS shall have occurred.

OPTIONAL TERMINATION

            The Call Option will immediately terminate upon the election of the Callholder set forth in a written notice given to the Company following the occurrence of any one or more of the following events at any time:

                        (i) an Event of Default with respect to the PATS under Section 801(a), (b), (c) or (f) of the Indenture;

                        (ii) (A) an event of default with respect to any Senior Indebtedness of the Company other than the PATS (as such event of default is defined in any notes, indenture, credit agreement, or other similar document relating to such Senior Indebtedness) which shall have resulted in such Senior Indebtedness being accelerated or similarly declared due and payable under such document before it would otherwise have been due and payable or (B) a default in making one or more payments aggregating at least $2,000,000 more than ten Business Days after the due date thereof under documents relating to Senior Indebtedness (after giving effect to any applicable notice requirement or grace period) shall have occurred and be continuing; provided, however, that notwithstanding the foregoing, an event of default or default shall not be deemed to occur under either (A) or (B) above if, as demonstrated to the reasonable satisfaction of the Callholder,
(a) the event or condition referred to in (A) or the failure to pay referred to in (B) is a failure to pay caused by an error or omission of an administrative or operational nature; and (b) funds were available to such party to enable it to make the relevant payment when due; and (c) such relevant payment is made within three Business Days following receipt of written notice from an interested party of such failure to pay; and

                        (iii) any or all of the PATS shall have been purchased or redeemed by the Company prior to the Initial Coupon Reset Date.

            "Senior Indebtedness" with respect to the PATS shall mean indebtedness of the Company for borrowed money ranking senior or equal to the PATS in an aggregate principal amount of at least $50,000,000.

                        The Company will promptly notify the Trustee in writing of any termination of the Call Option.

                        No Holder shall have any rights or claims against the Callholder as a result of the Callholder purchasing or not purchasing the Securities of this series. No Holder has the right to consent or object to the Trustee's duty to exercise the Put Option.

                        If the Callholder elects to exercise the Call Option, on the applicable Coupon Reset Date the Callholder will sell the aggregate principal amount of the Securities of this series at the Dollar Price to the Reference Corporate Dealer or to the Reference Money Market Dealer, whichever is applicable, providing the lowest Fixed or Floating Rate Bid, in the case of the Initial Coupon Reset Date, or the lowest Fixed Rate Bid, in the case of the Floating Period Termination Date. If the lowest applicable Bid is submitted by two or more of the applicable Reference Dealers, the Callholder will sell the Securities of this series to one or more of such Reference Dealers, as it will determine in its sole discretion.

                        If for any reason the Callholder does not purchase the Securities of this series on the relevant Coupon Reset Date, the Company will be required to redeem the Securities of this series at a price equal to 100% of their aggregate principal amount, plus accrued and unpaid interest, if any, if such Coupon Reset Date is the Initial Coupon Reset Date, or at the Dollar Price, plus accrued and unpaid interest, if any, on the Floating Period Termination Date. See "Put Option" below.

                        PUT OPTION

                        If the Call Option has not been exercised, or in the event the Callholder is not required or fails to deliver the call price to the Trustee not later than 12:00 noon, New York City time, on the relevant Coupon Reset Date, the Trustee will be required for and on behalf of the Holders of the Securities of this series to exercise the option to put the Securities of this series to the Company pursuant to the terms hereof ("Put Option"). Upon exercise of the Put Option, the Company will be required to purchase all of the Securities of this series on the applicable Coupon Reset Date at a purchase price equal to 100% of the aggregate principal amount of the Securities of this series, if such Coupon Reset Date is the Initial Coupon Reset Date, or at the Dollar Price if such Coupon Reset Date is the Floating Period Termination Date (in each case, the "Put Redemption Price"). The Put Option will be exercised automatically by the Trustee, on behalf of the Holders, if the Call Option has not been exercised, or in the event the Callholder is not required or fails to deliver the call price to the Trustee. If the Trustee exercises the Put Option, the Company will deliver the Put Redemption Price to the Trustee, together with the accrued and unpaid interest due on the applicable Coupon Reset Date, by no later than 2:00 p.m., New York City time, on the Coupon Reset Date, and the Holders of the Securities of this series will be required to deliver the Securities of this series to the Company against payment therefor on the Coupon Reset Date through the facilities of DTC. No Holder of any Note or any interest therein has the right to consent or object to the Trustee's duty to exercise the Put Option.

                        DETERMINATION OF APPLICABLE INTEREST RATE

                        If the Callholder elects to purchase the Securities of this series, then by 3:30 p.m., New York City time, on the third Business Day immediately preceding any Coupon Reset Date, the Calculation Agent will determine either (a) the Floating Rate Spread, in the case of the Initial Coupon Reset Date where the Company has elected to exercise its Floating Period Option, or (b) the Interest Rate to Maturity, to the nearest one hundredth of one percent per year, unless the Company is required to redeem the Securities of this series. Each Floating Period Interest Rate will equal the sum of a Reference Rate and the Floating Rate Spread. The Interest Rate to Maturity will equal the sum of the Base Rate (5.820%) and the Applicable Spread, which will be based on the Dollar Price of the Securities of this series. The Floating Period Interest Rate, the Interest Rate to Maturity and the Dollar Price for the Securities of this series as announced by the Calculation Agent, absent manifest error, will be binding and conclusive upon the beneficial owners, the Company and the Trustee.

                        Following the Callholder's election to purchase the Securities of this series in connection with the Initial Coupon Reset Date, but prior to the Floating Period Notification Date, which will be the fourth Business Day prior to the Initial Coupon Reset Date, the Company may elect to exercise its Floating Period Option. If the Company so elects, the Securities of this series will bear interest at the Floating Period Interest Rate until the Floating Period Termination Date, which will be the earlier of October 15, 2003, or the date which otherwise would be the Reference Rate Reset Date following the Floating Period Termination Notification Date. The Floating Period Termination Notification Date will be at least four Business Days prior to such Reference Rate Reset Date. In the event that the Company exercises its Floating Period Option, the maturity date of the Securities of this series will be extended to the tenth anniversary of the Floating Period Termination Date, which will not be later than October 15, 2013. The amount of interest payable for each day that the Securities of this series are outstanding during the Floating Rate Period will be calculated by dividing the Floating Period Interest Rate in effect for such day by 360 and multiplying the result by the Dollar Price. The amount of interest payable for any Floating Rate Reset Period will be calculated by adding the interest payable for each day in the Floating Rate Reset Period.

                        If the Callholder has exercised the Call Option, the Company and the Calculation Agent will complete the following steps in order to determine each Coupon Reset Rate. The Company and the Calculation Agent will use reasonable efforts to cause the actions set forth below to be completed in as timely a manner as possible.

            (a) The Company will provide the Calculation Agent with a list, no later than five Business Days prior to the Coupon Reset Date, containing the names and addresses of up to five Reference Corporate Dealers or Reference Money Market Dealers, as the case may be, from which it desires the Calculation Agent to obtain Fixed Rate Bids or Floating Rate Bids for the purchase of the Securities of this series.

            (b) Within one Business Day following receipt by the Calculation Agent of the dealer list referred to above, the Calculation Agent will provide to each dealer on that list: (i) a copy of the prospectus dated October 18, 1999 and a copy of the prospectus supplement dated October 12, 2000 relating to the offering of the Securities of this series; (ii) a copy of the form of the Securities of this series; and (iii) a written request that each dealer submit a Fixed Rate Bid or Floating Rate Bid, as the case may be, to the Calculation Agent by 3:30 p.m., New York City time ("Bid Deadline"), on the third Business Day prior to the Coupon Reset Date ("Bid Date"). Each Dealer will be provided with: (i) the name of the Company; (ii) an estimate of the Dollar Price; (iii) the principal amount and maturity of the Securities of this series; and (iii) the method by which interest will be calculated on the Securities of this series.

            (c) Following receipt of the bids, the Calculation Agent will provide written notice to the Company of: (i) the name of each of the dealers from whom the Calculation Agent received bids on the Bid Date; (ii) the bid submitted by each of those dealers; and (iii) the Dollar Price.

            (d) Immediately after calculating the Coupon Reset Rate, the Calculation Agent will provide written notice of that Coupon Reset Rate to the Company, the Trustee and the dealer submitting the lowest applicable bid.

                        SETTLEMENT

                        In the event that the Securities of this series are purchased by the Callholder, the Callholder will pay to the Trustee, in same day funds not later than 12:00 noon, New York City time, on the Initial Coupon Reset Date, an amount equal to 100% of the aggregate principal amount of the Securities of this series, or on the Floating Period Termination Date, an amount equal to the Dollar Price.

                        On any such Coupon Reset Date, the Callholder will cause the Trustee to make payment of the purchase price for the tendered Securities of this series that have been purchased for remarketing by the Callholder to DTC for payment to the DTC participant of each tendering beneficial owner of Securities of this series. This payment will be made against delivery through DTC of the beneficial owner's Securities of this series by book-entry through DTC by the close of business on the Coupon Reset Date.

                        The purchase price of the tendered Securities of this series will be equal to 100% of their aggregate principal amount, on the Initial Coupon Reset Date, and the Dollar Price, on the Floating Period Termination Date. The Company will make, or cause the Trustee to make, payment of interest to DTC for payment to each beneficial owner of the Securities of this series, due on a Coupon Reset Date by book-entry through DTC, by the close of business on such Coupon Reset Date.

                        The transactions described above will be executed on the applicable Coupon Reset Date through DTC in accordance with the procedures of DTC, and the accounts of the respective Participants will be debited and credited, and the Securities of this series delivered by book-entry as necessary to effect the purchases and sales thereof.

                        All payments of principal and interest in respect of the Securities of this series in book-entry form will be made in immediately available funds. The Securities of this series will trade in DTC's Same-Day Funds Settlement System until the maturity date, Coupon Reset Date or the post-coupon reset redemption date, as the case may be, or until the Securities of this series are issued in definitive form. Secondary market trading activity in the Securities of this series will be required by DTC to settle in immediately available funds.

                        The tender and settlement procedures described above, including the provisions for payment to selling beneficial owners of tendered Securities of this series, or for payment by the purchasers of Securities of this series, in a remarketing, may be modified to the extent required by DTC or, if the book-entry system is no longer available for the Securities of this series at the time of a remarketing, to the extent required to facilitate the tendering and remarketing of Securities of this series in certificated form. In addition, the Callholder may modify the settlement procedures set forth above in order to facilitate the settlement process.

                        As long as DTC or its nominee holds a certificate representing the Securities of this series in the book-entry system of DTC, no certificates for the Securities of this series will be delivered to any beneficial owner. In addition, the Company agrees to (1) use its reasonable best efforts to maintain the Securities of this series in book-entry form with DTC or any successor thereto, and to appoint a successor depositary to the extent necessary to maintain the Securities of this series in book-entry form, and (2) waive any discretionary right it otherwise has under its Indenture to cause the Securities of this series to be issued in certificated form.

                        THE CALCULATION AGENT

                        The Company shall appoint a calculation agent with respect to the Securities of this series (the "Calculation Agent") which initially shall be UBS Warburg LLC. The Calculation Agent shall incur no liability for, or in respect of, any action taken, omitted to be taken or suffered by it in such capacity in reliance upon any certificate, affidavit, instruction, notice, request, direction, order, statement or other paper, document or communication reasonably believed by it to be genuine. Any order, certificate, affidavit, instruction, notice, request, direction, statement or other communication from the Company made or given by it and sent, delivered or directed to the Calculation Agent under, pursuant to, or as permitted by, any provision of the Indenture shall be sufficient for purposes of the Indenture if such communication is in writing and signed by any officer or attorney-in-fact of the Company. The Calculation Agent may consult with counsel satisfactory to it, and the advice of such counsel shall constitute full and complete authorization and protection of such Calculation Agent with respect to any action taken, omitted to be taken or suffered by it hereunder in good faith and in accordance with and in reliance upon the advice of such counsel.

                        The Calculation Agent, in its individual capacity, may, as if it were not the Calculation Agent, (i) buy, sell, hold and deal in Securities of this series and may exercise any vote or join in any action which any Holder of Securities of this series may be entitled to exercise or take or (ii) engage in any financial or other transaction with the Company or any of its Affiliates.

                        In acting in connection with the Securities of this series, the Calculation Agent shall be obligated only to perform such duties as are specifically set forth herein, and no other duties or obligations on the part of the Calculation Agent, in its capacity as such, shall be implied by the Indenture. In acting under the Indenture, the Calculation Agent in its capacity as such does not assume any obligation towards, or any relationship of agency or trust for or with the Holders of the Securities of this series.

                        The Calculation Agent may resign at any time as Calculation Agent, such resignation to be effective 10 Business Days after the delivery to the Company and the Trustee of written notice of such resignation. In such case, the Company shall appoint a successor Calculation Agent. In addition, the Company may at any time remove the existing Calculation Agent and appoint a successor Calculation Agent if Reasonable Cause exists at such time by giving written notice to the existing Calculation Agent and the Trustee and specifying the date when the termination shall become effective. "Reasonable Cause" shall mean the failure or inability of the existing Calculation Agent to perform any obligations it may have hereunder for any reason.

                        Any successor Calculation Agent appointed by the Company shall execute and deliver to the predecessor Calculation Agent, the Company and the Trustee an instrument accepting such appointment and thereupon the successor Calculation Agent shall, without any further act or instrument, become vested with all the rights, immunities, duties and obligations of the initial Calculation Agent, with like effect as if originally named as initial Calculation Agent hereunder, and the predecessor Calculation Agent shall thereupon be obligated to deliver, and the successor Calculation Agent shall be entitled to receive, copies of any available records maintained by the predecessor Calculation Agent in connection with the performance of its obligations hereunder. The Company shall notify the Trustee in writing upon any such appointment.

                        The Company shall indemnify and hold harmless the Calculation Agent and any successor thereof, and its officers and employees, from and against all actions, claims, damages, liabilities, losses and reasonable expenses (including reasonable legal fees and reasonable disbursements) relating to or arising out of actions or omissions of the Calculation Agent hereunder, except actions, claims, damages, liabilities, losses and expenses caused by the bad faith, negligence or willful misconduct of the Calculation Agent or its officers or employees. This subsection shall survive the termination of the Indenture and the payment in full of all obligations under the Securities of this series, whether by redemption, repayment or otherwise.

                        Notwithstanding any other provision of the Indenture, the rights and obligations of the Calculation Agent hereunder are those of the Calculation Agent and its legal successors. Any entity into which the Calculation Agent may be merged, converted or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Calculation Agent may be a party, or any entity to which the Calculation Agent may sell or otherwise transfer all or substantially all of its business, shall, to the extent permitted by applicable law, automatically succeed the Calculation Agent.

REDEMPTION

                        If the Callholder elects to remarket the Securities of this series on a Coupon Reset Date, the Securities of this series will be subject to mandatory tender to the Callholder for remarketing on such date, subject to the conditions described above under "Tender of Securities of this Series; Remarketing".

                        After the Fixed Rate Coupon Reset Date, the
Securities of this series are redeemable, in whole or in part, at any time, at the Company's option, at a redemption price calculated by an Independent Banker, and equal to the greater of: (i) 100% of the principal amount of the Securities of this series then outstanding to be redeemed, or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon from the redemption date to the maturity date computed by discounting to the applicable redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, which will be calculated on the third Business Day prior to the redemption date, plus 30 basis points as calculated by an Independent Investment Banker. The Company will mail notice of redemption at least 30 days but not more than 60 days before the applicable redemption date to each holder of the Securities of this series to be redeemed. If the Company elects to partially redeem the Securities of this series, the Trustee will select in a fair and appropriate manner the Securities of this series to be redeemed. The redemption price determined by the Independent Investment Banker, absent manifest error, shall be binding and conclusive upon the Holders of the Securities of this series, the Company and the Trustee.

                        Upon payment of the redemption price, interest will cease to accrue on and after the applicable redemption date on the Securities of this series or portions thereof called for redemption.

GENERAL

                        The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture, including the Officer's Certificate described above.

                        If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of all series then Outstanding to waive compliance by the Company with certain provisions of the Indenture. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                        As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

                        No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

                        The Securities of this series are issuable only in registered form without coupons in denominations of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

                        No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                        The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                        All terms used in this Security which are not defined herein and are defined in the Indenture shall have the meanings assigned to them in the Indenture and in the Officer's Certificate establishing the terms of the Securities of this series.

DEFINITIONS

                        Set forth below are definitions of certain capitalized terms used herein.

                        "Adjusted Treasury Rate" means, with respect to any post-coupon reset redemption date: (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Post-Coupon Reset Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the Securities of this series, yields for the two published maturities most closely corresponding to the Post-Coupon Reset Comparable Treasury Issue will be determined and the Adjusted Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Post-Coupon Reset Comparable Treasury Issue, calculated using a price for the Post-Coupon Reset Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Post-Coupon Reset Comparable Treasury Price for such redemption date.

                        "Applicable Spread" means the lowest Fixed Rate Bid, expressed as a spread (in the form of a percentage or in basis points) above the Base Rate for the Securities of this series, obtained by the Calculation Agent by 3:30 p.m., New York City time, on the Fixed Rate Determination Date, from the Fixed Rate Bids quoted to the Calculation Agent by up to five Reference Corporate Dealers.

                        "Base Rate" means 5.820%.

                        "Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in New York City are authorized or obligated by law or executive order to close.

                        "Calculation Agent" means the Calculation Agent appointed pursuant to the provisions set forth herein.

                        "Call Notice" means notice by the Callholder to the Company and the Trustee that it elects to purchase the Securities of this series for remarketing on the Initial Coupon Reset Date.

                        "Call Option" means the option of the Callholder to purchase the Securities of this series for remarketing on each Coupon Reset Date, as described in the introductory paragraphs on the reverse of this Security.

                        "Comparable Treasury Issues" for the Securities of this series means the U.S. Treasury security or securities selected by the Calculation Agent, as of the first Determination Date, as having an actual or interpolated maturity or maturities comparable to the remaining term of the Securities of This Series being purchased by the Callholder.

                        "Comparable Treasury Price" means, with respect to the Initial Coupon Reset Date: (i) the offer prices for the Comparable Treasury Issues (expressed, in each case, as a percentage of its principal amount) at 12:00 noon, New York City time, on the first Determination Date, as set forth on "Telerate Page 500" (or such other page as may replace "Telerate Page 500") or (ii) if such page (or any successor page) is not displayed or does not contain such offer prices on such Determination Date, the average of the Reference Treasury Dealer Quotations for such Determination Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or if the Calculation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

                        "Coupon Reset Date(s)" means October 15, 2002, assuming the Callholder has elected to purchase the Securities of this series and the Company has not elected to exercise its Floating Period Option, or October 15, 2002 and the Floating Rate Termination Date, if the Company has elected to exercise its Floating Period Option.

                         "Coupon Reset Rate" means the interest rate to be
paid on the Securities of this series from and including each Coupon Reset
Date.

                        "Determination Date" means each of the Floating Rate Spread Determination Date or Fixed Rate Determination Date.

                        "Dollar Price" means, with respect to the Securities of this series, (1) the principal amount of the Securities of this series, plus (2) the premium equal to the excess, if any, of (A) the present value, as of the Initial Coupon Reset Date, of the Remaining Scheduled Payments for such Securities of this series, discounted to the Initial Coupon Reset Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, over (B) the principal amount of the Securities of this series.

                        "Fixed Rate Bid" means an irrevocable offer to purchase the aggregate outstanding principal amount of the Securities of this series at the Dollar Price, but assuming: (i) a settlement date that is the Fixed Rate Coupon Reset Date applicable to such Securities of this series;
(ii) a maturity date that is the tenth anniversary of the Fixed Rate Coupon Reset Date; and (iii) a stated annual interest rate equal to the Base Rate plus the spread bid by the applicable Reference Corporate Dealer.

                        "Fixed Rate Coupon Reset Date" means October 15, 2002, assuming the Callholder has elected to purchase the Securities of this series and the Company has not elected to exercise its Floating Period Option, or the Floating Period Termination Date in the event that the Company has elected to exercise its Floating Period Option.

                        "Fixed Rate Determination Date" means the third Business Day prior to the Fixed Rate Coupon Reset Date.

                        "Floating Period Interest Rate" means the sum of the Reference Rate and the Floating Rate Spread.

                        "Floating Period Notification Date" means the fourth Business Day prior to the Initial Coupon Reset Date.

                        "Floating Period Option" means the Company's right, on any date after the Callholder elects to purchase the Securities of this series but prior to the fourth Business Day prior to the Initial Coupon Reset Date, to require the Callholder to remarket the Securities of this series at the Floating Period Interest Rate.

                        "Floating Period Termination Date" means the earlier of October 15, 2003 or the date which otherwise would be the first Reference Rate Reset Date following the Floating Period Termination Notification Date.

                        "Floating Period Termination Notification Date" means the date on which the Company gives notice of its election to terminate the Floating Rate Period which shall be at least Four Business Days prior to the next Reference Rate Reset Date.

                        "Floating Rate Bid" means an irrevocable offer to purchase the aggregate outstanding principal amount of the Securities of this series at the Dollar Price, but assuming: (i) a settlement date that is the Floating Rate Coupon Reset Date; (ii) a maturity date equal to the Floating Period Termination Date; (iii) a stated annual interest rate equal to the Reference Rate plus the Floating Rate Spread; (iv) that the Securities of this series are callable by the Callholder at the Dollar Price on the Floating Period Termination Date; and (v) that the Company will redeem the Securities of this series at the Dollar Price on the Floating Period Termination Date, if not previously purchased by the Callholder.

                        "Floating Rate Coupon Reset Date" means October 15, 2002 in the event the Company has elected to exercise its Floating Period Option.

                        "Floating Rate Interest Payment Date" means the Floating Period Termination Date and each Reference Rate Reset Date during the Floating Rate Period except the first Reference Rate Reset Date.

                        "Floating Rate Period" means the period from and including the Floating Rate Coupon Reset Date to but excluding the Floating Period Termination Date.

                        "Floating Rate Reset Period" means the period from and including the first Reference Rate Reset Date, to but excluding the next following Reference Rate Reset Date, and thereafter the period from and including a Reference Rate Reset Date to but excluding the next following Reference Rate Reset Date; provided that the final Floating Rate Reset Period will run to but exclude the Floating Period Termination Date.

                        "Floating Rate Spread" means the lowest Floating Rate Bid expressed as a spread (in the form of a percentage or in basis points) above the Reference Rate for the Securities of this series obtained by the Calculation Agent by 3:30 p.m., New York City time, on the Floating Rate Spread Determination Date, from the Floating Rate Bids quoted to the Calculation Agent by up to five Reference Money Market Dealers.

                        "Floating Rate Spread Determination Date" means the third Business Day prior to the Floating Rate Coupon Reset Date.

                        "Independent Investment Banker" means UBS Warburg LLC or Banc of America Securities LLC and any successor firm selected by the Company, or if any such firm is unwilling or unable to serve as such, an independent investment and banking institution of national standing appointed by the Company.

                        "Interest Rate to Maturity" means the sum of Base Rate and the Applicable Spread, which will be based on the Dollar Price of the Securities of this series.

                        "London Business Day" means any day on which dealings in U.S. dollars are transacted in the London Inter-Bank Market.

                        "Market Disruption Event" means any of the following in the reasonable judgment of the Calculation Agent and the Company: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the establishment of minimum prices on such exchange; (ii) a general moratorium on commercial banking activities declared by either U.S. federal or New York State authorities; (iii) a material adverse change in the existing financial markets in the United States; (iv) a new material outbreak or escalation of major hostilities involving the United States, or the declaration of a national emergency or war by the United States; or (v) a material disruption of the U.S. government securities market, U.S. corporate bond market, or U.S. federal wire system.

                        "Notification Date" means a Business Day, not later than four Business Days prior to the occurrence of the Floating Period Termination Date.

                        "Post-Coupon Reset Reference Treasury Dealer" means each of up to five dealers to be selected by the Company, and their respective successors; provided that if any of the foregoing ceases to be, and has no affiliate that is, a Primary Treasury Dealer, the Company will substitute for it another Primary Treasury Dealer.

                        "Post-Coupon Reset Comparable Treasury Issue" for the Securities of this series means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities of this series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities of this series or, if, in the reasonable judgment of the Independent Investment Banker, there is no such security, then the Post-Coupon Reset Comparable Treasury Issue will mean the U.S. Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity or maturities comparable to the remaining term of the Securities of this series.

                        "Post-Coupon Reset Comparable Treasury Price" means
(1) the average of five Post-Coupon Reset Reference Treasury Dealer Quotations for the post-coupon reset redemption date, after excluding the highest and lowest Post-Coupon Reset Reference Treasury Dealer Quotations, or
(2) if the Independent Investment Banker obtains fewer than five such Post-Coupon Reset Reference Treasury Dealer Quotations, the average of all such quotations.

                        "Post-Coupon Reset Reference Treasury Dealer
Quotations" means, with respect to each Post-Coupon Reset Reference Treasury Dealer and any coupon reset redemption date, the average, as determined by the Independent Investment Banker of the bid and asked prices for the Post-Coupon Reset Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker and the Trustee at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

                        "Put Option" means the obligation of the Trustee to put the Securities of this series to the Company as described under the heading "Put Option" above.

                        "Reference Corporate Dealer" means each of up to five leading dealers of publicly traded debt securities, including the Company's debt securities, which shall be selected by the Company. The Company will advise the Calculation Agent of its selection of Reference Corporate Dealers no later than five Business Days prior to the Fixed Rate Coupon Reset Date. One of the Reference Corporate Dealers the Company selects will be UBS AG, London Branch, if UBS AG, London Branch, is then the Callholder.

                        "Reference Money Market Dealer" means each of up to five leading dealers of publicly traded debt securities, including the Company's debt securities, which the Company shall select, who are also leading dealers in money market instruments. The Company will advise the Calculation Agent of its selection of Reference Money Market Dealers no later than five Business Days prior to the Floating Rate Coupon Reset Date. One of the Reference Money Market Dealers the Company selects will be UBS AG, London Branch, if UBS AG, London Branch, is then the Callholder.

                        "Reference Rate" means the rate for each Floating Rate Reset Period which will be the rate for deposits in U.S. dollars for a period of one month which appears on the Telerate Page 3750 (or any successor page) as of 11:00 a.m., London time, on the applicable Reference Rate Determination Date. If no rate appears on Telerate Page 3750 on the Reference Rate Determination Date, the Calculation Agent will request the principal London offices of four major reference banks in the London Inter-Bank Market, to provide the Calculation Agent, in the case of each such bank, with its offered quotation for deposits in U.S. dollars for the period of one month, commencing on the first day of the Floating Rate Reset Period, to prime banks in the London Inter-Bank Market at approximately 11:00 a.m., London time, on that Reference Rate Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then the Reference Rate will be the average of those quotations. If fewer than two quotations are provided, then the Reference Rate will be the average (rounded, if necessary, to the nearest one hundredth of a percent) of the rates quoted at approximately 11:00 a.m., New York City time, on the Reference Rate Determination Date by three major banks in New York City selected by the Calculation Agent for loans in U.S. dollars to leading European banks, having a one-month maturity and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If the banks selected by the Calculation Agent are not providing quotations in the manner described in this paragraph, the rate for the Floating Rate Reset Period following the Reference Rate Determination Date will be the rate in effect on that Reference Rate Determination Date.

                        "Reference Rate Determination Date" will be the second London Business Day preceding each Reference Rate Reset Date.

                        "Reference Rate Reset Date" means October 15, 2002 and the fifteenth day of each month thereafter until, but excluding, the Floating Period Termination Date.

                        "Reference Treasury Dealer" means each of up to five dealers to be selected by the Company, and their respective successors; provided that if any of the foregoing ceases to be, and has no affiliate that is, a primary U.S. Government securities dealer (Primary Treasury Dealer), the Company will substitute for it another Primary Treasury Dealer. One of the Reference Treasury Dealers TXU Gas Company selects will be UBS AG, London Branch, if UBS AG, London Branch, is then the Callholder.

                        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer, the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) quoted in writing to the Calculation Agent by such Reference Treasury Dealer, by 12:00 noon, New York City time, on the first Determination Date.

                        "Remaining Scheduled Payments" means, with respect to the Securities of this series, the remaining scheduled payments of the principal and interest thereon, calculated at the Base Rate applicable to such Securities of this series, that would be due from but excluding the Initial Coupon Reset Date to and including the maturity date; provided that if such Coupon Reset Date is not an interest payment date, the amount of the next succeeding scheduled interest payment, calculated at the Base Rate, will be reduced by the amount of interest accrued, calculated at the Base Rate only, to the Initial Coupon Reset Date.

                        "Telerate Page 500" means the display designated as "Telerate Page 500" on Dow Jones Markets (or such other page as may replace "Telerate Page 500" on such service) or such other service displaying the offer prices for the Comparable Treasury Issues, as may replace Dow Jones Markets.

                        "Treasury Rate" for the Securities of this series means, with respect to the Initial Coupon Reset Date, the rate per year equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) yield to maturity of the Comparable Treasury Issues, assuming a price for the Comparable Treasury Issues (expressed as a percentage of their principal amounts) equal to the Comparable Treasury Price for such Coupon Reset Date.

                                ----------------
                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Putable Asset Term Securities to:

        (Insert assignee's social security or tax identification number)

                    (Insert address and zip code of assignee)

and irrevocably appoints
agent to transfer this Security on the Security Register. The agent may substitute another to act for him or her.

Date:
      --------------------------

                                       Signature:
                                                 ----------------------------

                                       Signature Guarantee:
                                                           ------------------


     (Sign exactly as your name appears on the other side of this Security)

                               SIGNATURE GUARANTEE
Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


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